QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

NAUTADUTILH [NautaDutilh Letterhead]
September 22, 2003
One Rockefeller Plaza New York, N.Y. 10020 T (212) 218-2990 F (212) 218-2999
Metron Technology N.V. 4425 Fortran Drive San Jose, CA. 95134-2300

Ladies and Gentlemen:

        We have acted as special Netherlands counsel to the Company with regard to the Registration Statement on Form S-3 dated September 22, 2003, attached as Annex A hereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance of the Shares by the Company.

        Capitalized terms used herein shall have the meaning as set forth in Annex B hereto.

        In rendering the opinions expressed herein, we have exclusively reviewed and relied on the Registration Statement, the Warrants and the Debentures as referred to therein and the Articles. We have not investigated or verified any factual matter disclosed to us in the course of our review.

        The opinions and statements expressed herein are limited in all respects to and governed by Netherlands Law. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organization, except insofar as such rules are directly applicable in the Netherlands, nor do we express any opinion on tax law. No undertaking or obligation is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of any developments and/or changes under Netherlands Law subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

        This opinion letter may only be relied upon on the condition that it and its contents are governed by, and shall be construed and have effect in accordance with, Netherlands Law and any issues of interpretation or liability thereunder shall be submitted to the exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands.

        In this opinion letter, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms, as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described thereby.

        In rendering the opinions and the statements expressed herein, we have assumed that:

  (a)
  All documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, and all documents reviewed by us as drafts of documents or as fax, photo- or electronic copy of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are genuine.

  (b)
  At the time of the issuance of the Shares, the Company will not have (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger as referred to in Article 2:309 et seq. of the NCC or a de-merger as referred to in Article 2:334a et seq. of the NCC, (iii) been granted preliminary suspension of payments or suspension of payments ((voorlopige) surséance van betaling verleend), (iv) been declared bankrupt (failliet verklaard) or been made subject to similar insolvency proceedings in other jurisdictions, or (v) had its assets placed under administration (onder bewind gesteld) as referred to in Article 2:22 of the NCC.

  (c)
  The competent corporate body or bodies of the Company will have validly resolved to issue the Shares and such resolution will not be revoked or amended and will stay in full force and effect.

  (d)
  The Shares will be issued in accordance with the terms and conditions of the Warrants and Debentures as referred to in the Registration Statement.

  (e)
  After the issuance of the Shares, the Shares will not be cancelled.

  (f)
  The issuance of the Shares will be in compliance with the Securities Transactions Supervision Act of the Netherlands (Wet toezicht effectenverkeer) and will not violate any other applicable law.

  (g)
  The issuance of the Shares will not result in the amount of the authorized share capital (maatschappelijk kapitaal) as provided in the Articles being exceeded.

  (h)
  Prior to the issuance of the Shares, the Articles will not have been amended.

  (i)
  At the time of the issuance of the Shares, shares in the capital of the Company or depository receipts thereof (certificaten van aandelen) will be listed at the Nasdaq National Market as referred to in the Registration Statement or any other Stock Exchange as referred to in Section 2:86(c)(1) NCC.

        Based upon and subject to the foregoing and subject to the qualifications listed below and to any factual matters, documents or events not disclosed to us in the course of our examination referred to above, we express the following opinion:

  —
  The Shares, when issued by the Company in accordance with and pursuant to the Articles, will be validly issued and fully paid-up (volgestort).

        The opinion expressed above is subject to the qualification that it is limited or affected by the rules of Netherlands Law which apply in the event of bankruptcy, suspension of payments or preliminary suspension of payments, and the rules of Netherlands Law with regard to fraudulent preference and conveyance (Actio Pauliana) and wrongful act (onrechtmatige daad), or similar rights available to creditors and trustees in bankruptcy in jurisdictions other than the Netherlands.

        This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein.

        This opinion letter and its contents speak as of the date hereof. It is addressed solely to you. It may not be relied upon in any manner by any person other than you, your legal advisers and your successors and permitted assigns and, without our prior written consent, its contents may not be quoted, otherwise included, summarized or referred to in any publication or document or disclosed to any party, in whole or in part, for any purpose whatsoever, except to such successors and permitted assigns.

        We hereby consent to the use of this letter as Exhibit 5.1 of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not admit belonging to the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the US Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ NautaDutilh

NautaDutilh

ANNEX A
REGISTRATION STATEMENT

ANNEX B
DEFINITIONS

"Articles"	a true copy (afschrift) of the notarial deed of conversion and amendment of the Company, executed before Mr. F.W. Oldenburg, civil law notary (notaris) in Amsterdam, the Netherlands, dated November 17, 1999, whereby the Company was converted from a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) to a naamloze vennootschap (public limited liability company) and whereby the articles of association of the Company were simultaneously amended
"Company"	Metron Technology N.V.
"NCC"	the Netherlands Civil Code
"Netherlands Law"
the laws with general applicability of the Netherlands, and insofar as they are directly applicable in the Netherlands, the laws of the European Community and the European Union, as they stand at the date hereof and as they are presently interpreted under published authoritative case law of the courts of the Netherlands and the European Court of Justice, as the case may be
"Registration Statement"	the Registration Statement on Form S-3 dated September 22, 2003, attached as Annex A hereto
"Shares"	the common shares in the capital of the Company with a par value of EUR 0.44 each, as referred to in the Registration Statement

QuickLinks

  Exhibit 5.1